                                                                     EXHIBIT 4.6

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                                                              NEW YORK, NEW YORK
                                                                   JULY 27, 2000

NO. 2
                                   $2,000,000

                              ELTRAX SYSTEMS, INC.
                           5.00% CONVERTIBLE DEBENTURE
                                DUE JULY 26, 2001

         THIS DEBENTURE is one of a series of duly authorized and issued debentures of ELTRAX SYSTEMS, INC., a Minnesota corporation, having a principal place of business at 400 Galleria Parkway, Suite 300, Atlanta, Georgia 30339 (the "Company"), designated as its 5.00% Convertible Debentures, due July 26, 2001, in the aggregate principal amount of Seven Million Dollars ($7,000,000) (the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to the order of Bay Harbor Investments, Inc., or its registered assigns (the "Holder"), the principal sum of Two Million Dollars ($2,000,000), on July 26, 2001 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "Maturity Date") and to pay interest thereon at the rate of 5.00% per annum, payable in arrears on each Conversion Date (as defined herein) and on each March 31, June 30, September 30 and December 31 of each year during which this Debenture remains outstanding (for purposes of payment of interest, each Conversion Date and each quarterly date being an "Interest Payment Date"), in cash. Interest shall be calculated on the basis of a 360-day year of twelve thirty-day months and shall accrue daily (but compound annually) commencing on the Original Issue Date (as defined in Section 7) until payment (whether through conversion of all outstanding principal amount hereunder or otherwise) in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person (as defined in Section 7) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). All overdue accrued and unpaid interest to be paid in cash hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (to accrue daily, from the date such interest is due hereunder through and including the date of payment), payable in cash.

         This Debenture is subject to the following additional provisions:

         Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 7) and may be transferred or exchanged to another Person only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         Section 3.  Events of Default.

                 (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                     (i) any default in the payment of the principal of, interest on or any other amount due in respect of, any Debentures, free of any claim of subordination, by the fifth Business Day (as defined in Section 6) following the date the same shall become due and payable (whether on an Interest Payment Date or the Maturity Date, by acceleration or otherwise);

                     (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any Transaction Document (as defined in Section 7) or any other Debenture (other than those matters that are the specific subject of another Event of Default under this Section), and such failure or breach shall not have been remedied within twenty Business Days after the date on which notice of such failure or breach shall have been given;

                     (iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such

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Bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

                     (iv) the Company shall default in any of its payment obligations under any other Debenture of any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding five hundred thousand dollars ($500,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable without such indebtedness having been discharged in full or any acceleration of such indebtedness having been rescinded or annulled in full within the applicable grace period;

                     (v) the Common Stock shall not be quoted for trading on The Nasdaq National Market ("NASDAQ") or, if the Common Stock shall hereafter become listed or quoted for trading on the Nasdaq SmallCap Market, The New York Stock Exchange, or American Stock Exchange (each, a "Subsequent Market"), it shall fail to be quoted or listed for trading on such Subsequent Market, for an aggregate of five Trading Days;

                     (vi) the Company shall be a party to any Change of Control Transaction (as defined in Section 7), shall agree to sell or dispose of all or substantially all of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem or repurchase shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares (as defined in Section 6));

                     (vii) an Underlying Shares Registration Statement shall not have been declared effective by the Commission (as defined in Section 6) on or prior to the 175th day after the Original Issue Date;

                     (viii) if, during the Effectiveness Period (as defined in the Registration Rights Agreement (as defined in Section 8)), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell

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


Registrable Securities (as defined in the Registration Rights Agreement) under an Underlying Shares Registration Statement, in either case, for an aggregate of more of than sixty Trading Days (which need not be consecutive Trading Days) in any twelve month period;

                     (ix) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the reasonable satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the 175th day after the Original Issue Date, which shall be covered by Section 3(a)(vii));

                     (x) the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh (7th) Trading Day after a Delivery Date (as defined in Section 4(e)) pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

                     (xi) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five Business Days after written notice for such Buy-In is provided.

                 (b) If any Event of Default occurs, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined in Section 7) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions hereunder within thirty (30) days of the date of a declaration of an Event of Default and then held by the Holder and (B) the closing sales price of the Common Stock as reported by Bloomberg L.P. (or the successor to its function of reporting share prices) on the date prepayment is due or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh Business Day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof at the rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures and Underlying Shares for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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

       Section 4.    Conversion.


                 (a) Conversion at Option of Holder. The Holder shall effect conversions hereunder by delivering to the Company by facsimile a completed conversion notice in the form attached as Exhibit A (a "Holder Conversion Notice") and delivery to the Company within two Trading Days thereafter of the principal amount of Debentures to be converted. Each Holder Conversion Notice shall specify the date on which such conversion is to be effected, which date may not be prior to the date such Holder Conversion Notice is deemed to have been delivered hereunder (a "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that such Holder Conversion Notice is deemed delivered hereunder. Subject to Section 4(b), each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(e)) a new Debenture for such principal amount as has not been converted.

                 (b) Conversion at Option of the Company.


                     (i) If the conditions set forth in this subsection are satisfied, the Company may require the conversion of all or a portion of the principal amount of the Debentures subject to an effective Underlying Shares Registration Statement. The Company shall only have the right to require conversions hereunder if (i) the closing sales price of the Common Stock as reported by Bloomberg L.P. (or any successor to its function of reporting share prices) exceeds $6.72 (subject to equitable adjustment in the event of stock splits and similar events) for twenty consecutive Trading Days following the date on which an Underlying Shares Registration Statement shall have first been declared effective by the Securities and Exchange Commission (the "Effective Date"), (ii) the Underlying Shares Registration Statement shall be effective and the prospectus thereunder available to the Holders for the resale of all Underlying Shares issuable upon such conversion during the entire twenty Trading Day period and on the Company Conversion Date (as defined below) or Underlying Shares may be sold by the Holder subject to such conversion without volume limitation under Rule 144(k) promulgated under the Securities Act on the Company Conversion Date, (iii) the Company has available sufficient unreserved and available shares of Common Stock to fulfill its share delivery requirements upon such conversion, (iv) the Common Stock is listed or quoted for trading on the NASDAQ or a Subsequent Market during the entire twenty Trading Day calculation period described above in this subsection, (v) such conversion would not result in a violation of Section 4d(i), (ii) or (iii), and (vi) the Company shall not have been more than three Trading Days late in delivering any conversion shares pursuant to Section 4(e).

                     (ii) The Company shall exercise its right to require conversions under Section 4(b)(i) by delivering to the Holder a completed conversion notice in the form attached as Exhibit B (a "Company Conversion Notice"). Each of a Company Conversion Notice and a Holder Conversion Notice is sometimes referred to herein as a "Conversion Notice". Each

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

Company Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Company Conversion Notice is deemed to have been delivered hereunder (a "Company Conversion Date"). Each of a Company Conversion Date and a Holder Conversion Date is referred to herein as a "Conversion Date". If no Conversion Date is specified in a Company Conversion Notice, the Conversion Date shall be the date that such Company Conversion Notice is deemed delivered hereunder. Subject to the Holder's rights under
Section 4(b), the conversion subject to each Company Conversion Notice, once given, shall be irrevocable. Not more than three Trading Days following receipt of the Company Conversion Notice, the Holder shall deliver to the Company the principal amount of Debentures subject to such Company Conversion Notice against receipt of the Underlying Shares. If the Company is requiring conversion of less than the full principal amount represented by the Debenture(s) tendered by the Holder following a Company Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(e)) a new Debenture for such principal amount as has not been converted.

                 (c) Number of Underlying Shares Issuable Upon Conversion.


                     (i) The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by adding the sum of (i) the quotient obtained by dividing (x) the principal amount of this Debenture to be converted and (y) the Conversion Price (as defined herein), and (ii) the amount equal to
(I) the product of (x) the principal amount of this Debenture to be converted and (y) the product of (1) .000139 and (2) the number of days for which such principal amount was outstanding, divided by (II) the Conversion Price on the Conversion Date, provided, that (1) if the Company shall have paid the interest at issue in cash, subsection (ii) shall not be used in the calculation of the number of shares of Common Stock issuable upon such conversion, and (2) only such portion of the accrued and outstanding amount of interest owing on the principal amount being converted shall be calculated in subsection (ii), giving credit for previously paid interest on such principal amount.

                     (ii) Notwithstanding anything to the contrary contained herein, if on any Conversion Date: (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to permit issuance of the shares upon Conversion; (2) after the Effective Date (as defined in Section 7) such shares of Common Stock (x) are not registered for resale pursuant to an effective Underlying Shares Registration Statement and (y) may not be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as defined in Section 7), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance reasonably acceptable to the applicable Holder and such transfer agent; (3) the Common Stock is not listed or quoted for trading on the NASDAQ or on a Subsequent Market; or (4) the issuance of such shares of Common Stock would result in a violation of Sections 4(d)(i), (ii) or (iii), then, at the option of the Holder, the



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



Company, in lieu of delivering shares of Common Stock pursuant to Section 4(c), shall deliver, within ten Trading Days of each applicable Conversion Date, an amount in cash equal to the product of (a) the outstanding principal amount of the Debentures to be converted on such Conversion Date and (b) the product of
(x) .000139 and (y) the number of days for which such principal amount was outstanding, less any interest previously paid in cash.

                 (d) Certain Conversion Restrictions.

                     (i) A Holder may not convert Debentures to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-one days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                     (ii) A Holder may not convert Debentures to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in
Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-one days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                     (iii) If the Common Stock is then listed for trading on the NASDAQ National Market or the Nasdaq SmallCap Market and the Company has not obtained the Shareholder Approval (as defined below), then the Company is precluded from issuing at a Conversion Price or, with respect to the Warrants described below in this sentence, an exercise price, that is less than the closing sales price per share of the Common Stock on the Trading Day immediately preceding the first closing of the transactions contemplated by the Purchase Agreement, subject to equitable adjustment in the event of stock splits and similar events (such price, the "Market Price"), in excess of 5,160,577 shares of Common Stock (the "Issuable Maximum") upon conversion of the Debentures and exercise of the Warrants (as defined in the Purchase Agreement). The Issuable Maximum equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the first closing of transactions set forth in the Purchase Agreement. Accordingly, if on any Conversion Date (A) the Common Stock is listed for trading on the NASDAQ or the Nasdaq SmallCap Market and (B) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of a number of shares of Common Stock in excess of the Issuable Maximum at a price below the Market Price, then the Company shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to the lesser of (x) the number of shares of Common Stock issuable upon such conversion at the Conversion Price and (y) the Issuable Maximum less all shares of Common Stock previously issued upon conversion of the Debentures and as payment of interest thereon (but only those shares issued at a Conversion Price less than the Market Price) and all shares of Common Stock previously issued upon any exercise of Warrants (but only those shares issued at an exercise price less than the Market Price). With respect to the principal amount of Debentures tendered for conversion at issue for which a conversion in accordance with the Conversion Price would, when aggregated with all shares of Common Stock previously issued on account of conversions of Debentures and payment of interest thereon and upon exercise of Warrants (at the exercise and Conversion Price described in the immediately preceding sentence) (the "Excess Principal"), result in the issuance of a number of shares of Common Stock in excess of the Issuable Maximum, the converting Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the first to occur of (x) the twenty-fifth day from the date that the Commission approves or indicates that it has no further comments to the Company's preliminary proxy statement, if any, prepared for delivery to the shareholders of the Company in connection with the Shareholder Approval contemplated hereby and (y) the 90th day after such request (such date the "Approval Date"), or (2) pay cash to the converting Holder in an amount equal to the Mandatory Prepayment Amount for the Excess Principal. If the converting Holder shall have elected the first option pursuant to the immediately preceding sentence and the Company shall have failed for any reason to obtain the Shareholder Approval on or prior to the Approval Date, then within three days of the Holder's demand therefore, which may be given at any time following the Approval Date, the Company shall pay cash to the converting Holder in an amount equal to the Mandatory Prepayment Amount for the Excess Principal. If the Company fails to pay the Mandatory Prepayment Amount in full pursuant to this Section within seven days of the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full. In the event there is more than one holder of Debentures, the Issuable Maximum applicable to each Debenture shall be determined pro rata by reference to the percentage of the principal amount of all Debentures held by such Holder, provided that if one or more Debentures shall have been prepaid or converted without having been issued its pro rata allocated portion of the Issuable Maximum such unissued shares shall be allocated pro rata to the remaining Holders. It is understood and agreed that shares of Common Stock delivered to and held by the Holder or one of its affiliates on account of conversion hereunder may not cast votes on the matter of Shareholder Approval. Shares delivered on account of conversion hereunder and not held by the Holder or its affiliates may cast votes on the matter of Shareholder Approval. Any Mandatory Prepayment Amount owing pursuant to this Section shall be due and payable by the 20th day following the demand therefor.

                 (e) Delivery of Certificates.

                     (i) Not later than three Trading Days after any Conversion Date (a "Delivery Date"), the Company will deliver to the Holder (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement or in the event that the Holder does not execute and deliver to the Company by fax the undertaking set forth in the Company Conversion Notice within two Trading Days after a Company Conversion Date (provided that in such event, the Company shall cause any legend to be removed immediately upon receipt of such undertaking)) representing the number of shares of Common Stock being acquired upon the conversion of Debentures, (B) Debentures in a principal amount equal to the principal amount of Debentures not converted, and (C) a bank check in the amount of accrued and unpaid interest, provided, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the principal amount of Debentures until Debentures are delivered for conversion to the Company, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                     (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 4 by the Delivery Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after the Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Debentures or as payment of interest thereon by the Delivery Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

                     (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 4 by the Delivery Date, and if after the Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the lesser of (A) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue or (B) the number of shares of Common Stock so purchased, multiplied by (2) the Conversion Price of the Common Stock on the Conversion Date, in which event the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under this Section 4 shall not be so issued. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In in connection with an attempted conversion of Debentures with respect to which the Conversion Price of the Underlying Shares on the applicable Conversion Date multiplied by the number of Underlying Shares was equal to $2,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $9,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(e)(ii) in respect of the certificates resulting in such Buy-In.

                  (f) Conversion Price; Adjustment. The Conversion Price of the Debentures on any Conversion Date (the "Conversion Price") shall equal $4.80, subject to adjustment as provided for in subsection (i) through (x) below and in
Section 5 hereof.

                     (i) If the Company, at any time while any Debentures are
                  outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (other than PIK dividend preferred stock), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                     (ii) If the Company, at any time while any Debentures are
                  outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

                 (iii) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while Debentures are outstanding shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents"), entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued. However, upon the expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such Common Stock Equivalents shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such Common Stock Equivalents) had the adjustment of the Conversion Price made upon the issuance of such Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such

Common Stock Equivalents actually exercised. The foregoing shall not apply to any (i) issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company, (ii) the issuance of securities upon the exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, or (iii) the grant of options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, restricted stock plan or stock purchase plan for the benefit of the Company's employees.

                     (iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                     (v) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only, into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                     (vi) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustments in the Conversion Price shall be required if such adjustment is less than $0.01, provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                     (vii) Whenever the Conversion Price is adjusted pursuant hereto, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                     (viii) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least twenty calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the twenty-day period commencing the date of such notice to the effective date of the event triggering such notice.

                     (ix) Except as contemplated by the Merger Agreement, in case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (based upon then fair market value) in one or a series of related transactions, a Holder shall have the right to

(A) if permitted under Section 3(b) hereof, exercise its rights of prepayment under Section 3(b) with respect to such event, or (B) convert its aggregate principal amount of Debentures then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the event that the Holder shall have elected under clause
(A) above and the Company shall not have failed to pay the amounts due under
Section 3(b) by the second Business Day prior to the closing of such Change of Control Transaction, or shall have indicated its intention to do so, then in the case of a merger or consolidation at the closing thereof, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the aggregate principal amount of Debentures then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture (except, in the case of preferred stock, as may be required to reflect the differences between equity and debt) and shall be entitled to all of the rights and privileges of a Holder of Debentures set forth herein and the agreements pursuant to which the Debentures were issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and
(y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                 (x) In the event that at any time prior to the Third Closing Date (as defined in the Purchase Agreement) the Exchange Ratio (as defined in the Merger Agreement) is modified such that each share of Cereus Common Stock (as defined in the Merger Agreement) issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall be converted into the right to receive, without interest, more than 1.75 fully paid and non-assessable shares of Parent Common Stock (as defined in the Merger Agreement), then the Conversion Price shall be decreased proportionately as follows:

                    CP=               PX
                                      --
                               X+((CN)-- (CO))

Where:
                    CP=        New Conversion Price;

                    P=         $4.80;

                    X=         41,606,823;

                    C=         9,023,444;

                    O=         1.75; and

                    N=         The new Exchange Ratio.

                 (g) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

                 (h) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                 (i) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 (j) Any provision herein to be contrary notwithstanding, no adjustment in the Conversion Price of the Debentures shall be made in respect of the issuance by the Company of additional shares of Common Stock or additional Common Stock Equivalents (i) unless the consideration per share for an additional share of Common Stock Equivalents is less than the Conversion Price in effect on the date of, and immediately prior to, such issue; or (ii) in any case where the shares of Common Stock or the Common Stock Equivalents are issued or issuable (A) upon conversions of the Debentures, (B) upon exercise of outstanding options or warrants, (C) to any bank lender, or (D) to employees, officers or directors of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements or terms approved by the Company's Board of Directors.

                 (k) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 400 Galleria Parkway, Suite 300, Atlanta, GA 30339, Facsimile
No.: (703) 375-3160, attention General Counsel, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section, with a copy to (other than for Conversion Notices) to Jaffe, Raitt, Heuer & Weiss P.C., One Woodward Avenue, Suite 2400, Detroit, MI 48226. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or
(v) upon actual receipt by the party to whom such notice is required to be given.

         Section 5.  Put Option; Redemption.


                 (a) If, at any time after the Original Issue Date, the Per Share Market Value shall be less than $4.00 (as adjusted from time to time for stock splits, stock dividends and the like) for fifteen consecutive Trading Days then, and in such event the Holder shall at any time thereafter have the option to require the Company to prepay this Debenture for an amount equal to the Mandatory Prepayment Amount plus any and all accrued and unpaid interest (the "Put Prepayment Amount") by notifying the Company in writing of its election to do so (a "Put Notice"). Within five Business Days of receipt of a Put Notice, the Company shall either pay the Put Prepayment Amount or advise the Holder in writing (an "Election Notice") that it has elected not to prepay this Debenture, but instead has elected to reduce the Conversion Price, in which event the Company shall not be required to prepay this Debenture and the Conversion Price then in effect shall thereafter be adjusted on the first day of each month following the giving of the Put Notice to an amount which shall equal the lesser (a) of the Conversion Price in effect on the first day of such month or (b) the average Per Share Market Value for the last ten Trading Days of the prior month (i.e., if the Conversion Price in effect on September 1, 2000 were $5.50 per share and the average Per Share Market Value for the last ten Trading Days of August 2000 were $3.25 per share, the Conversion Price would on and after September 1, 2000 be $3.25 per share and, if the Conversion Price thereafter remained unchanged until October 1, 2000 and the average Per Share Market Value for the last ten Trading Days of September 2000 were $3.50 per share the Conversion Price in effect from and after October 1, 2000 would remain $3.25 per share, etc.)

                 (b) In the event the Company fails to deliver an Election Notice within the prescribed period, then, and in such event, the Holder shall have twenty business days to advise the Company in writing of its election to receive the Put Prepayment Amount which, in such event, shall be immediately due and payable, or to reduce the Conversion Price as provided in this Section, retroactive to the date of the Put Notice.

                 (c) If at any time after the Original Issue Date the following two conditions are met, the options set forth in Section 5(a) and 5(b) above, if not previously effected, shall terminate and be of no further force and effect (if the option set forth in Section 5(b) above shall have previously been exercised, no further adjustment shall thereafter be required):

                     (i) The Per Share Market Value shall exceed $6.00 (as adjusted for stock dividends or any subdivision, combination or reclassification of the Common Stock) for a period of Twenty Consecutive Trading Days (the "Measurement Period"); and

                     (ii) The Underlying Share Registration Statement shall have been effective at all times during the Measurement Period.

                 (d) If the Cereus Merger shall not have been consummated on or prior to the 150th day after the Original Issuance Date, then by notifying the Company in writing of its election to do so (a "Redemption Notice"), the Holder shall have, at any time thereafter, the option to require the Company to prepay this Debenture for the "Prepayment Amount" (as defined below). The Prepayment Amount shall equal, (i) if such prepayment is made on or before the ninetieth day following the Redemption Notice, one-hundred percent of the principal amount of this Debenture, (ii) if such prepayment is made after the ninetieth day but on or before the one hundred eightieth day following the Redemption Notice, one hundred ten percent of the principal amount of this Debenture, and (iii) if such prepayment is made after the one hundred eightieth day following the Redemption Notice, one hundred twenty percent of the principal amount of this Debenture, in each case together with any and all accrued and unpaid interest through the date of payment. Until this Debenture is paid in full, Holder shall have all of its rights hereunder without interruption or modification notwithstanding its delivery of Redemption Notice.

         Section 6. Unconditional Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as there are Debentures outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders (creation of a class of preferred stock that does not otherwise alter the relative rights, preferences or terms of this Debenture or otherwise breach other provisions of the Transaction Documents will not violate this clause); or (ii) enter into any agreement with respect to the foregoing. The Company may not prepay principal amount under the Debentures without the consent of the Holders.

         Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                 "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                 "Cereus Merger" means the consummation of the transactions contemplated by the Merger Agreement.

                 "Change of Control Transaction" means the occurrence of any of
(i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                 "Commission" means the Securities and Exchange Commission.

                 "Common Stock" means the common stock, par value $.01 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Effective Date" means the date that an Underlying Shares Registration Statement is declared effective by the Commission.

                 "Mandatory Prepayment Amount" shall equal the sum of (i) the greater of (A) 120% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the closing sales price of the Common Stock as reported by Bloomberg L.P. (or the successor to its function of reporting share prices) on (x) the date the Mandatory Prepayment Amount is demanded or otherwise becomes due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such principal amount. Notwithstanding the foregoing, if the event giving rise to the obligation to pay any Mandatory Prepayment Amount shall be a merger or business combination or sale that would constitute a Change of Control Transaction, then (x) if the consideration to be received by the Holder were it to participate in such transaction would result in a premium of 20% or more above the outstanding Debenture principal amount and interest hereunder, clause (A) in this definition shall be deleted for such purposes and (y) if the consideration to be received by the Holder were it to participate in such transaction would result in a premium of 10% to 19.99% above the outstanding Debenture principal amount and interest hereunder, clause (A) in this definition shall equal 110%.

                 "Merger Agreement" means the Agreement and Plan of Merger dated as of June 12, 2000 by and among the Company and Cereus Technology Partners, Inc.

                 "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                 "Per Share Market Value" means on any particular date (a) the closing bid price per share of Common Stock on such date on the NASDAQ, or if there is no such price on such date, then the closing bid price on the NASDAQ on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on a NASDAQ, the closing sale or bid price, as applicable, for a share of Common Stock on a Subsequent Market, at the close of business on such date, or (c) if the shares of Common Stock are not then listed or quoted on a Subsequent Market, then the average of the "bulletin board" quotes on such date, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding.

                 "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                 "Purchase Agreement" means the Convertible Debenture Purchase Agreement, dated July 27, 2000, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated July 27, 2000, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Trading Day" means (a) a day on which the shares of Common Stock are traded on a The Nasdaq NMS, or (b) if the shares of Common Stock are not listed on The Nasdaq NMS, a day on which the shares of Common Stock are traded on a subsequent Market, or (c) if the shares of Common Stock are not quoted on the NASDAQ or any Subsequent Market, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and
(c) hereof, then Trading Day shall mean any Business Day.

                 "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

                 "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

                 "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering, among other things, the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

         Section 8. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         Section 9. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         Section 10. No current indebtedness of the Company is, and no future indebtedness of the Company will be, senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise other than Senior Indebtedness (as defined below), indebtedness secured by purchase money security interests (which will be senior as to the underlying asset covered thereby) and capital lease obligations (which will be senior as to the property covered thereby).

         Section 11. (a) Subject to the provisions of this Section 11 relating to payments on the Subordinated Indebtedness that are permitted to be made to the extent and under the circumstances set forth herein, Holder hereby postpones and subordinates all of the Subordinated Indebtedness to the full and final payment and discharge of all of the Senior Indebtedness.

                 (b) Except as otherwise provided in Section 11(c) hereof, (i) Company may pay to Holder, and Holder may accept and retain, any regularly scheduled installments of principal and interest due and owing to Holder from Company under this Debenture in accordance with its tenor, but without prepayment (whether mandatory or optional) or payment upon acceleration, including, without limitation, any Put Prepayment Amount, and (ii) Holder and Company may exercise their rights under this Debenture to convert all or a portion of the Subordinated Indebtedness to Common Stock.

                 (c) Company shall not be permitted to make any payments with respect to the Debenture (other than distributions of Common Stock upon the conversion of all or a portion of the Subordinated Indebtedness to Common Stock), including, without limitation, any Put Prepayment Amount, and Holder shall not be permitted to retain any payments with respect to the Debenture (other than distributions of Common Stock upon the conversion of all or a portion of the Subordinated Indebtedness to Common Stock) if, at the time of making such payment or as a result thereof, any PNC Default or PNC Event of Default exists or would exist. In no event shall any Lender's continuing to honor any requests of Company or any other borrower for loans or other extensions of credit under the PNC Agreement after the occurrence or existence of any such PNC Default or PNC Event of Default be deemed a waiver thereof, unless such PNC Default or PNC Event of Default is expressly waived in writing by the Lenders.

                 (d) If any payment, distribution or security, or the proceeds thereof, are received by Holder on account of or with respect to any of the Subordinated Indebtedness other than as expressly permitted in this Section 11, Holder shall forthwith deliver same to Agent, for application to the Senior Indebtedness outstanding under the PNC Agreement, in the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein) or, at Agent's option, Holder shall pay to Agent the amount thereof on demand. Until so delivered, any such payment, distribution or security shall be held by Holder in trust for Agent and shall not be commingled with other funds or property of Holder.

                 (e) Any amendment or modification of the terms of this Section 11 shall not be effective against any Senior Creditor unless such Senior Creditor so consents in writing.

                 (f) No present or future Senior Creditor shall be prejudiced in its right to enforce the provisions of this Section 11 by any act or failure to act on the part of Company.

                 (g) Holder agrees and acknowledges that in no event shall Holder accept, receive or otherwise obtain any Lien on any assets of Company or any of its subsidiaries. If, notwithstanding the foregoing, Holder is granted or otherwise acquires such a Lien, Holder agrees and acknowledges such Lien shall be subordinated to any and all Liens held by any Senior Creditor on any such assets.

                 (h) If the Senior Indebtedness has been indefeasibly paid and discharged, Holder shall be subrogated (without any representation by or recourse to any Senior Creditor) to the rights of Senior Creditors to receive payments or distributions of cash, property or securities payable or distributable on account of the Senior Indebtedness, to the extent of all payments and distributions paid over to or for the benefit of Senior Creditors pursuant to this Section 11 on account of the Subordinated Indebtedness. In no event, however, shall Holder have any rights or claims against any Senior Creditor for any alleged impairment of Holder's subrogation rights, Holder acknowledging that any actions taken by a Senior Creditor with respect to the Senior Indebtedness or the collateral securing all or any part of the Senior Indebtedness are authorized and consented to by Holder.

                 (i) The provisions of this Debenture subordinating the Subordinated Indebtedness are solely for the purpose of defining the relative rights of Senior Creditors and Holder and shall not impair, as between Holder and Company, the obligation of Company, which is unconditional and absolute, to pay the Subordinated Indebtedness in accordance with its terms except as payment thereof may be postponed in accordance with this Debenture.

                 (j) For purposes of this Section 11, the following terms shall have the following meanings:

                 "Agent" shall mean PNC Bank, National Association, in its capacity as administrative and collateral agent for the Lenders, and its successors in such capacity.

                 "Insolvency Proceeding" means any action, suit, case or proceeding commenced by or against Company or any of its subsidiaries for the appointment of a receiver for Company, any of Company's subsidiaries, any of Company's property or any property of any subsidiary of Company, for an order for relief under any chapter of the United States bankruptcy code, as an assignment for the benefit of creditors or for any relief under any other insolvency law relating to the readjustment, reorganization, composition or extension of debts owed by Company or any subsidiary.

                 "Lenders" shall mean the various lenders who are or may become parties to the PNC Agreement from time to time.

                 "Lien" shall mean any security interest, statutory lien, common law lien, equitable lien, or judicial lien or other interest in any property.

                 "PNC Agreement" shall mean the Revolving Credit and Security Agreement dated March 14, 2000, among Company, the other borrowers from time to time party thereto, Lenders and Agent, as such agreement may be amended, modified, restated, replaced, extended, refinanced, increased, renewed or supplemented from time to time, any and all agreements relating thereto and any agreement executed with or in favor of the Agent or any of the Lenders in connection with any amendment, modification, restatement, replacement, extension, refinancing, renewal or supplement thereof.

                 "PNC Default" shall have the meaning ascribed to the term "Default" in the PNC Agreement.

                 "PNC Event of Default" shall have the meaning ascribed to the term "Event of Default" in the PNC Agreement.

                 "Senior Creditor" shall mean any holder of any of the Senior Indebtedness.

                 "Senior Indebtedness" means the principal of, and premium, if any, and interest on (i) all indebtedness of Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions whose primary business is lending money, including, without limitation, commercial paper and accounts receivable sold or assigned by Company to such institutions and any indebtedness of Company incurred in any Insolvency Proceeding, and (ii) principal of, and premium, if any, and interest on any indebtedness or obligations of a subsidiary of Company of the kinds described in
(i) above assumed or guaranteed in any manner by Company, as any of such indebtedness, obligations or liabilities described in (i) or (ii) may be amended, modified, restated, replaced, extended, refinanced, increased, renewed or supplemented from time to time, and "Senior Indebtedness" shall include, all indebtedness, liabilities, debts and obligations of Company and the other borrowers to Agent and Lenders under the PNC Agreement, including, without limitation, all principal, interest, fees and other expenses due and owing thereunder.

                 "Subordinated Indebtedness" means all indebtedness, liabilities, debit balances, covenants and duties at any time or times owed by Company or its subsidiaries to Holder, whether direct or indirect, absolute or contingent, secured or unsecured, primary or secondary, joint or several, liquidated or unliquidated, due or to become due, now existing or hereafter arising, including, without limitation, (i) all liabilities of Company to Holder under this Debenture, the Purchase Agreement or the Registration Rights Agreement, (ii) any debt, liability or obligation owing by Company to any other Person which Holder may have obtained by assignment, pledge, purchase or otherwise, (iii) all interest, fees, charges, expenses and attorneys' fees for which Company is now or hereafter becomes liable to pay to Holder under any agreement or by law, and (iv) any renewals, extensions or refinancings of any of the foregoing.

         Section 12. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         Section 13. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         Section 14. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

         Section 15. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                             SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                       ELTRAX SYSTEMS, INC.



                                       By: /s/ William A. Fielder III
                                           ---------------------------------
                                           Name:     William A. Fielder, III
                                           Title:    Chief Financial Officer

Attest:



By:  /s/ Steven A. Odom
     -------------------------
     Name: Steven A. Odom
     Title: Acting Chief Executive Officer

                                    EXHIBIT A

                            HOLDER CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Debenture into shares of the Common Stock (the "Common Stock") of Eltrax Systems, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned hereby covenants and agrees that the undersigned (i) will not sell or otherwise dispose of the shares of Common Stock to be delivered pursuant to this Conversion Notice (the "Shares") except pursuant to an effective registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), (ii) will sell the Shares only in accordance with the Plan of Distribution set forth in the prospectus forming a part of the Registration Statement (the ("Prospectus"), (iii) will comply with the requirements of the Act when selling or otherwise disposing of the Shares, including, but not limited to, the prospectus delivery requirements of the Act,
(iv) will not sell or otherwise dispose of, and will return immediately to the Company for the purpose of placing a restrictive legend thereon, the Shares (and any certificates representing the Shares, if applicable) upon notice from the Company that the Prospectus may not be used for the sale of the Shares, and (v) will indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Act and Section 20 of the Securities Exchange Act of 1934, as amended), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as defined in the Registration Rights Agreement dated July 27, 2000 by and between the Company and the investors signatory thereto) arising out of or based upon any breach by the undersigned of any of the covenants contained herein.

Conversion calculations:        ----------------------------------------------
                                Date to Effect Conversion

                                ----------------------------------------------
                                Principal Amount of Debentures to be Converted

                                ----------------------------------------------
                                Number of shares of Common Stock to be Issued

                                ----------------------------------------------
                                Applicable Conversion Price

                                ----------------------------------------------
                                Signature

                                ----------------------------------------------
                                Name

                                ----------------------------------------------

                                    Address

                                   EXHIBIT B

                            COMPANY CONVERSION NOTICE


(To be Executed by the Company to
 Require Conversion of Debentures)

The undersigned authorized officer of the Eltrax Systems, Inc. (the "Company") hereby requires the conversion of the principal amount of the Company's Debentures held by the registered holder addressee hereof of the Company's Common Stock (the "Common Stock") pursuant to the conditions of the Dentures as of the date written below. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:        ----------------------------------------------
                                Date to Effect Conversion

                                ----------------------------------------------
                                Principal Amount of Debentures to be Converted

                                ----------------------------------------------
                                Number of shares of Common Stock to be Issued

                                ----------------------------------------------
                                Applicable Conversion Price

                                ----------------------------------------------
                                Signature

                                ----------------------------------------------
                                Name and Office


         In order to induce the Company to issue shares without restrictive legend, the undersigned hereby covenants and agrees that the undersigned (i) will not sell or otherwise dispose of the shares of Common Stock to be delivered pursuant to this Conversion Notice (the "Shares") except pursuant to an effective registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), (ii) will sell the Shares only in accordance with the Plan of Distribution set forth in the prospectus forming a part of the Registration Statement (the ("Prospectus"), (iii) will comply with the requirements of the Act when selling or otherwise disposing of the Shares, including, but not limited to, the prospectus delivery requirements of the Act,
(iv) will not sell or otherwise dispose of, and will return immediately to the Company for the purpose of placing a restrictive legend thereon, the

Shares (and any certificates representing the Shares, if applicable) upon notice from the Company that the Prospectus may not be used for the sale of the Shares, and (v) will indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Act and Section 20 of the Securities Exchange Act of 1934, as amended), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as defined in the Registration Rights Agreement dated July 27, 2000 by and between the Company and the investors signatory thereto) arising out of or based upon any breach by the undersigned of any of the covenants contained herein.


                                      ------------------------------------
                                      Signature

                                      ------------------------------------
                                      Name